FILE COPY

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Company No. 6512090

The Registrar of Companies for England and Wales hereby certifies that

DE FACTO 1606 LIMITED

having by special resolution changed its name, is now incorporated under the name of

PROTECTAGROUP ACQUISITIONS LIMITED

Given at Companies House on **7th March 2008**

C065120906

Companies House
— for the record —

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

File Copy

CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

Company No. 06512090

The Registrar of Companies for England and Wales hereby certifies that
DE FACTO 1606 LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House on 25th February 2008

N06512090A

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985